Exhibit 99.1

Bruker Reports Third Quarter 2016 Financial Results

BILLERICA, Mass. — November 2, 2016 — Bruker Corporation (NASDAQ: BRKR) today reported financial results for its third quarter ended September 30, 2016.

Bruker’s revenues for the third quarter of 2016 were $393.9 million, a decline of 0.6% compared to the third quarter of 2015.  Excluding a 1.6% positive effect from acquisitions and a 0.2% positive effect from changes in foreign currency translation, Bruker reported a year-over-year organic revenue decline of 2.4% in the third quarter of 2016.

Third quarter 2016 GAAP earnings per diluted share (EPS) were $0.29, compared to $0.07 in the third quarter of 2015.  Third quarter 2016 non-GAAP EPS were $0.32, an increase of 68% compared to $0.19 in the third quarter of 2015.  In the third quarter of 2016, significant non-cash tax benefits reduced the non-GAAP tax rate to approximately 6%, as the release of remaining tax valuation allowances was recorded.  The same items also resulted in a tax benefit recorded on a GAAP basis. A reconciliation of GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

For the first nine months of 2016, Bruker’s revenues declined 0.4% to $1,141.0 million, compared to $1,145.6 million for the first nine months of 2015.  Excluding a 2.0% positive effect from acquisitions, and a 0.1% negative effect from changes in foreign currency translation, Bruker’s reported year-over-year organic revenue decline was 2.3% for the first nine months of 2016.

Bruker reported GAAP EPS of $0.52 in the first nine months of 2016, compared to $0.24 in the first nine months of 2015.  Non-GAAP EPS for the first nine months of 2016 were $0.73, an increase of 43% compared to $0.51 in the first nine months of 2015.

Frank Laukien, the President and CEO of Bruker, commented: “During the third quarter of 2016, Bruker again delivered strong operational improvements as well as significant EPS growth, even when the above mentioned tax benefits are excluded.  In the first nine months of 2016, Bruker has continued to substantially expand gross and operating margins, and delivered strong EPS growth, despite weakness in European academic and global industrial markets.”

Dr. Laukien continued: “We also have taken additional restructuring and cost actions, and have started two additional factory consolidations, which we expect to be substantially completed by mid-2017. We are working to return to revenue growth in 2017, and we also expect continued healthy margin expansion.  Finally, I am very pleased with our concurrently announced acquisition of certain PCR assays for microbiology, and of syndromic panel development capabilities for the MALDI BioTyper, one of our key profitable growth platforms.”

Full Year 2016 Financial Outlook

For the year 2016, the Company now expects reported revenue to decline approximately 1% from 2015.  Bruker now expects to increase its non-GAAP operating margin by 100 basis points or more year-over-year.  For the year 2016, Bruker now projects non-GAAP EPS between $1.07 and $1.11, assuming a 2016 non-GAAP tax rate between 16% and 17%.

For the Company’s outlook for 2016, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Time today.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the “Events & Presentations” hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international), and referencing “Bruker’s Third Quarter 2016 Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number: 10095076. The replay will be available beginning one hour after the end of the conference through December 2, 2016.

About Bruker Corporation

For more than 50 years, Bruker has enabled scientists to make breakthrough discoveries and develop new applications that improve the quality of human life.  Bruker’s high-performance scientific research instruments and high-value analytical solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels.

In close cooperation with our customers, Bruker is enabling innovation, productivity and customer success in life science molecular research, in applied and pharma applications, and in microscopy, nano-analysis and industrial applications, as well as in cell biology, preclinical imaging, clinical research, microbiology and molecular diagnostics.  For more information, please visit:  http://www.bruker.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used by Bruker Corporation in this press release and in its earnings webcast are organic revenue growth; non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income; non-GAAP earnings per share; return on invested capital; and free cash flow.  These non-GAAP measures exclude costs related to restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets and other costs that are non-recurring in nature. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly and annual performance.  It is our belief that these non-GAAP financial measures are particularly important as Bruker implements restructuring initiatives to expand operating margins.  The financial impact of these activities, particularly restructuring activities, can be large and may adversely affect the comparability of our results from period-to-period.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment which is available for, among other things, acquisitions, investments in our business, and repayment of debt.  We define return on invested capital (RoIC) as non-GAAP operating profit after income tax and minority interest divided by average total capital, which we define as debt plus equity minus cash.  We believe RoIC is an important measure for how effectively the Company invests its capital.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures.  For the same reasons, we also use this information for our forecasting activities.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures.  They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results.  Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

With respect to the Company’s outlook for 2016 non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition related expenses and purchase accounting fair value adjustments.  These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP. Please see “Use of Non-GAAP Financial Measures” above for additional information regarding our use of non-GAAP financial measures.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties which could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2015 and subsequently filed Quarterly Reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Miroslava Minkova

Head of Investor Relations

Bruker Corporation

T: +1 (978) 663 — 3660, ext. 1479

E: Miroslava.Minkova@Bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30,	December 31,
(in millions)	2016	2015

ASSETS

Current assets:
Cash and cash equivalents	$278.7	$267.1
Short-term investments	162.8	201.2
Accounts receivable, net	223.6	234.7
Inventories	483.1	422.0
Other current assets	118.5	106.5
Total current assets	1,266.7	1,231.5

Property, plant and equipment, net	239.4	231.1
Intangibles, net and other long-term assets	291.8	267.4

Total assets	$1,797.9	$1,730.0

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$20.2	$0.6
Accounts payable	93.3	72.1
Customer advances	148.2	178.3
Other current liabilities	290.9	303.5
Total current liabilities	552.6	554.5

Long-term debt	344.7	265.2
Other long-term liabilities	199.7	177.4

Total shareholders’ equity	700.9	732.9

Total liabilities and shareholders’ equity	$1,797.9	$1,730.0

FOR FURTHER INFORMATION:	Miroslava Minkova, Head of Investor Relations
Tel: +1 (978) 663-3660, ext. 1479
Email: miroslava.minkova@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2016	2015	2016	2015

Revenues	$393.9	$396.1	$1,141.0	$1,145.6
Cost of revenues	208.7	228.6	618.9	648.5

Gross profit	185.2	167.5	522.1	497.1

Operating expenses:
Selling, general and administrative	96.8	96.1	290.4	289.2
Research and development	37.9	34.3	110.8	109.0
Other charges, net	4.6	8.9	20.6	23.9
Total operating expenses	139.3	139.3	421.8	422.1

Operating income	45.9	28.2	100.3	75.0

Interest and other income (expense), net	(2.9)	(4.6)	(11.1)	(14.3)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	43.0	23.6	89.2	60.7
Income tax (benefit) provision	(4.0)	10.7	3.8	17.8

Consolidated net income	47.0	12.9	85.4	42.9
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.5	1.1	0.8	2.7
Net income attributable to Bruker Corporation	$46.5	$11.8	$84.6	$40.2

Net income per common share attributable to
Bruker Corporation shareholders:
Basic	$0.29	$0.07	$0.52	$0.24
Diluted	$0.29	$0.07	$0.52	$0.24

Weighted average common shares outstanding:
Basic	160.8	167.8	161.8	168.2
Diluted	161.5	168.7	162.7	169.1

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2016	2015	2016	2015
Cash flows from operating activities:
Consolidated net income	$47.0	$12.9	$85.4	$42.9
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	13.7	13.3	40.4	40.0
Write-down of demonstration inventories to net realizable value	4.0	5.1	12.5	15.0
Stock-based compensation expense	2.5	2.2	6.8	5.8
Deferred income taxes	(28.1)	(0.5)	(32.1)	(1.1)
Loss (gain) on disposal of product line	—	—	—	0.2
Other non-cash expenses, net	3.7	8.6	12.7	9.5
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(14.9)	(4.9)	15.4	37.7
Inventories	(13.4)	(1.8)	(73.4)	(40.7)
Accounts payable and accrued expenses	0.8	12.1	(11.5)	4.8
Income taxes payable, net	11.7	12.2	(19.7)	(4.5)
Deferred revenue	(2.4)	(0.1)	3.0	(1.2)
Customer advances	(0.1)	(2.3)	(6.5)	(9.7)
Other changes in operating assets and liabilities, net	11.4	(2.7)	7.0	(19.1)
Net cash provided by operating activities	35.9	54.1	40.0	79.6

Cash flows from investing activities:
Purchases of short-term investments	(44.5)	(28.9)	(77.6)	(78.0)
Maturities of short-term investments	72.3	1.0	122.4	41.3
Purchases of property, plant and equipment	(8.8)	(9.4)	(26.0)	(22.8)
Proceeds from sales of property, plant and equipment	—	—	0.9	0.7
Cash paid for acquisitions, net of cash acquired	—	—	(1.2)	—
Net cash provided by (used in) investing activities	19.0	(37.3)	18.5	(58.8)

Cash flows from financing activities:
Proceeds from revolving lines of credit	22.0	7.0	99.0	17.0
Proceeds (repayment) of other debt, net	(0.1)	(0.2)	0.1	(0.4)
Proceeds from issuance of common stock, net	0.6	0.8	10.2	7.0
Payment of contingent consideration	—	—	—	(3.0)
Repurchase of common stock	(25.9)	(7.7)	(143.5)	(24.9)
Changes in restricted cash	(0.1)	—	0.6	1.4
Cash payments to noncontrolling interest	(0.7)	—	(0.7)	(0.5)
Payment of dividends	(6.4)	—	(19.4)	—
Excess tax benefit related to stock option awards	—	—	0.3	2.2
Net cash used in financing activities	(10.6)	(0.1)	(53.4)	(1.2)
Effect of exchange rate changes on cash and cash equivalents	1.9	(6.5)	6.5	(8.1)
Net change in cash and cash equivalents	46.2	10.2	11.6	11.5
Cash and cash equivalents at beginning of period	232.5	320.8	267.1	319.5
Cash and cash equivalents at end of period	$278.7	$331.0	$278.7	$331.0

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES* (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2016	2015	2016	2015
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$45.9	$28.2	$100.3	$75.0
Non-GAAP Adjustments:
Restructuring Costs	5.3	12.7	12.8	21.2
Acquisition-Related Costs	0.4	1.2	10.4	(1.4)
Purchased Intangible Amortization	5.4	5.1	16.2	15.5
Other Costs	1.6	5.6	6.2	21.2
Total Non-GAAP Adjustments:	$12.7	$24.6	$45.6	$56.5

Non-GAAP Operating Income	$58.6	$52.8	$145.9	$131.5
Non-GAAP Operating Margin	14.9%	13.3%	12.8%	11.5%

Non-GAAP Interest & Other Income (Expense), net	(2.9)	(4.6)	(11.1)	(14.1)
Non-GAAP Profit Before Tax	55.7	48.2	134.8	117.4

Non-GAAP Income Tax Provision	(3.5)	(15.5)	(15.4)	(28.1)
Non-GAAP Tax Rate	6.3%	32.2%	11.4%	23.9%

Minority Interest	(0.5)	(1.1)	(0.8)	(2.7)

Non-GAAP Net Income Attributable to Bruker	51.7	31.6	118.6	86.6

Weighted Average Shares Outstanding (Diluted)	161.5	168.7	162.7	169.1

Non-GAAP Earnings Per Share	$0.32	$0.19	$0.73	$0.51

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$185.2	$167.5	$522.1	$497.1
Non-GAAP Adjustments:
Restructuring Costs	2.5	9.7	6.4	15.9
Acquisition-Related Costs	0.2	0.9	2.3	1.2
Purchased Intangible Amortization	4.7	4.6	14.0	14.0
Other Costs	—	—	0.1	—
Total Non-GAAP Adjustments:	7.4	15.2	22.8	31.1
Non-GAAP Gross Profit	$192.6	$182.7	$544.9	$528.2
Non-GAAP Gross Margin	48.9%	46.1%	47.8%	46.1%

Reconciliation of GAAP and Non-GAAP Interest & Other Income (Expense), net
GAAP Interest & Other Income (Expense), net	$(2.9)	$(4.6)	$(11.1)	$(14.3)
Non-GAAP Adjustments:
Sale of Product Line	—	—	—	0.2
Non-GAAP Interest & Other Income (Expense), net	$(2.9)	$(4.6)	$(11.1)	$(14.1)

Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$35.9	$54.1	$40.0	$79.6
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(8.8)	(9.4)	(26.0)	(22.8)
Non-GAAP Free Cash Flow	$27.1	$44.7	$14.0	$56.8

Reconciliation of GAAP Revenue and Non-GAAP Revenue
GAAP Revenue as of Prior Comparable Period	$396.1	$419.8	$1,145.6	$1,300.9
Non-GAAP Adjustments:
Acquisitions and divestitures	6.3	(11.1)	23.5	(34.0)
Currency	1.2	(45.8)	(1.9)	(145.2)
Organic	(9.7)	33.2	(26.2)	23.9
Total Non-GAAP Adjustments:	(2.2)	(23.7)	(4.6)	(155.3)
Non-GAAP Revenue	$393.9	$396.1	$1,141.0	$1,145.6
Organic Revenue Growth	-2.4%	8.1%	-2.3%	1.9%

*  Please refer to our press release for a full explanation for the use of non-GAAP measures.